UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2015 (December 22, 2015)

ICON Income Fund Nine Liquidating Trust

 (Exact Name of Registrant as Specified in Charter)

Delaware	000-50217	80-6245802
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

  3 Park Avenue, 36th Floor
 New York, New York 10016

    (Address of Principal Executive Offices)

  (212) 418-4700

  (Registrant’s telephone number, including
area code)

  Not applicable

   (Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

ICON Capital, LLC, the managing trustee of the Registrant (the “Managing Trustee”), will notify the registered representatives of the beneficial owners of the Registrant that the Registrant sold all of its remaining portfolio assets, and thereafter completed the final liquidating cash distribution on December 22, 2015 to the beneficial owners of the Registrant, subject to the creation of a small reserve to cover certain expenses and obligations that may arise. The Registrant will be dissolved and terminated on December 30, 2015. The Managing Trustee will notify the beneficial owners of the Registrant of the distributions and termination by letter.

Item 8.01	Other Events

A final liquidating cash distribution was made on December 22, 2015 by the Registrant to the beneficial owners of the Registrant. This cash distribution completed the distribution of all remaining assets of the Registrant, subject to the creation of a small reserve for the payment of certain expenses and obligations that may arise. The Registrant will be dissolved and terminated on December 30, 2015 and its reporting obligations to the U.S. Securities and Exchange Commission will cease on such date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICON INCOME FUND NINE LIQUIDATING TRUST
By: ICON CAPITAL, LLC, its Managing Trustee

Dated: December 29, 2015	By:	/s/ Michael A. Reisner
Michael A. Reisner
Co-President and Co-Chief Executive Officer